UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2022

CONMED CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39218	16-0977505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

11311 Concept Blvd

Largo, Florida 33773

(Address of principal executive offices, including zip code)

(727) 392-6464

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CNMD	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 6, 2022, CONMED Corporation (“CONMED”) completed a private unregistered offering of $800 million aggregate principal amount of its 2.25% Convertible Notes due 2027 (the “Notes”), which amount includes the full exercise of the initial purchasers’ option to purchase additional Notes.

CONMED intends to use approximately $116 million of the net proceeds from the offering of the Notes to pay the cost of convertible note hedge transactions entered into in connection with the offering (after such cost is partially offset by the proceeds from concurrent warrant transactions). CONMED intends to use a portion of the remaining net proceeds from the offering to repurchase or exchange a portion of its 2.625% convertible senior notes due 2024 (the “Existing Notes”). CONMED intends to use the remaining net proceeds to pay a portion of the cash consideration for its recently announced acquisition of In2Bones Global, Inc. (“In2Bones”) and to repay a portion of indebtedness outstanding under its credit facilities.

Indenture

On June 6, 2022, CONMED entered into an Indenture (the “Indenture”), dated as of June 6, 2022, with U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), relating to the issuance of the Notes.

The Notes bear interest at a rate of 2.25% per year, payable semi-annually in arrears on June 15 and December 15 of each year, commencing December 15, 2022. The Notes will mature on June 15, 2027, unless earlier redeemed, repurchased or converted.

Subject to the terms of the Indenture, the Notes may be converted at an initial conversion rate of 6.8810 shares of common stock, par value $0.01 per share, of CONMED (“Common Stock”) per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $145.33 per share of Common Stock). Holders of the Notes may convert their Notes at their option at any time on or after March 15, 2027 through the second scheduled trading day preceding the maturity date. Holders of the Notes will also have the right to convert the Notes prior to March 15, 2027, but only upon the occurrence of specified events described in the Indenture. The conversion rate is subject to anti-dilution adjustments if certain events occur.

Prior to June 20, 2025, the Notes will not be redeemable. On or after June 20, 2025, CONMED may redeem for cash all or part of the Notes (subject to certain exceptions), at its option, if the last reported sale price of CONMED’s Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any period of 30 consecutive trading days (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which CONMED provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date. No sinking fund is provided for the Notes.

If certain corporate events (each defined in the Indenture as a “Make-Whole Fundamental Change”) occur prior to the maturity date of the Notes, and a holder elects to convert its Notes in connection with such corporate event, CONMED will, under certain circumstances, increase the conversion rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock as specified in the Indenture. No adjustment to the conversion rate will be made if the price paid or deemed to be paid per share of Common Stock in such corporate event is either less than $111.79 per share or more than $575.00 per share.

If a specified “Fundamental Change” (as defined in the Indenture) occurs prior to the maturity date of the Notes, under certain circumstances each holder may require CONMED to repurchase all or part of its Notes at a repurchase price equal to 100% of the principal amount, plus accrued and unpaid interest to, but not including, the repurchase date.

Under the Indenture, the Notes may be accelerated upon the occurrence of certain customary events of default. In the case of an event of default with respect to the Notes arising from specified events of bankruptcy or insolvency of CONMED, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable. If any other event of default with respect to the Notes under the Indenture occurs or is continuing, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal amount of the Notes to be immediately due and payable.

The description of the Indenture is a summary and is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Convertible Note Hedge and Warrant Transactions

In connection with the offering of the Notes, CONMED entered into convertible note hedge transactions with (i) Bank of America, N.A., (ii) Barclays Bank PLC, (iii) Jefferies International Limited, (iv) JPMorgan Chase Bank, National Association, (v) Nomura Global Financial Products Inc. and (vi) Wells Fargo Bank, National Association (each, an “option counterparty”). The convertible note hedge transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of Common Stock underlying the Notes. Concurrently with entering into the convertible note hedge transactions, CONMED also entered into warrant transactions with each option counterparty whereby CONMED sold to such option counterparty warrants to purchase, subject to customary anti-dilution adjustments, the same number of shares of Common Stock.

The convertible note hedge transactions are expected generally to reduce the potential dilution to CONMED’s Common Stock and/or offset any potential cash payments CONMED is required to make in excess of the principal amount upon conversion of the Notes in the event that the market price of CONMED’s common stock is greater than the strike price of the convertible note hedge transactions, which initially corresponds to the conversion price of the Notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the Notes. If, however, the market price per share of Common Stock, as measured under the terms of the warrant transactions, exceeds the strike price of the warrants, there would nevertheless be dilution to the extent that such market price exceeds the strike price of the warrants, unless CONMED elects to settle the warrants in cash.

CONMED will not be required to make any cash payments to each option counterparty or its affiliates upon the exercise of the options that are a part of the convertible note hedge transactions, but will be entitled to receive from them a number of shares of Common Stock, an amount of cash or a combination thereof generally based on the amount by which the market price per share of Common Stock, as measured under the terms of the convertible note hedge transactions, is greater than the strike price of the convertible note hedge transactions during the relevant valuation period under the convertible note hedge transactions. Additionally, if the market price per share of Common Stock, as measured under the terms of the warrant transactions, exceeds the strike price of the warrants during the measurement period at the maturity of the warrants, CONMED will owe each option counterparty a number of shares of Common Stock in an amount based on the excess of such market price per share of Common Stock over the strike price of the warrants. However, as specified under the terms of the warrant transactions, CONMED may elect to settle the warrants in cash.

The convertible note hedge transactions and the warrant transactions are separate transactions entered into by CONMED with each option counterparty, are not part of the terms of the Notes and will not change the holders’ rights under the Notes. Holders of the Notes will not have any rights with respect to the convertible note hedge transactions or the warrant transactions.

The description of the convertible note hedge transactions and the warrant transactions is a summary and is qualified in its entirety by reference to the complete text of each of the confirmations of these transactions, which are filed as Exhibits 10.1 to 10.24 hereto and are incorporated herein by reference.

Supplemental Indenture to 2019 Indenture

On June 6, 2022, CONMED entered into the First Supplemental Indenture (the “Supplemental Indenture”) to the Indenture, dated January 29, 2019 (the “2019 Indenture”), between U.S. Bank Trust Company, National Association, as successor to MUFG Union Bank, N.A., governing the Existing Notes. Pursuant to the Supplemental Indenture, CONMED irrevocably elected (i) to eliminate its option to elect Physical Settlement (as defined in the 2019 Indenture) on any conversion of Notes that occurs on or after the date of the Supplemental Indenture and (ii) that, with respect to any Combination Settlement (as defined in the 2019 Indenture) for a conversion of Notes, the Specified Dollar Amount (as defined in the 2019 Indenture) that will be settled in cash per $1,000 principal amount of the Notes shall be no lower than $1,000.

The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the complete text of the Supplemental Indenture, a copy of which is filed as Exhibit 4.2 hereto and is incorporated herein by reference.

Amendment to Credit Agreement

On June 6, 2022, CONMED and its subsidiary Linvatec Nederland B.V. entered into the First Amendment (the “First Amendment”) to CONMED’s Seventh Amended and Restated Credit Agreement, dated as of July 16, 2021 (the “Base Credit Agreement” and, as amended, the “Credit Agreement”), among CONMED, the Foreign Subsidiary Borrowers (as defined therein) from time to time party thereto, the several banks and other financial institutions or entities from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent. The Base Credit Agreement was filed as Exhibit 10.1 to CONMED’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 16, 2021.

The First Amendment increases from $25 million to $75 million the amount of cash that may be netted for purposes of calculating the Consolidated Senior Secured Leverage Ratio and the Consolidated Total Leverage Ratio (each as defined in the Credit Agreement). Additionally, the First Amendment provides that earn-out consideration payable by CONMED in the In2Bones acquisition will not constitute “Indebtedness” (as defined in the Credit Agreement), unless and until such obligation is finally determined to be due and payable under the In2Bones merger agreement and solely if not paid within five days after the date it is finally determined to be due and payable.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the First Amendment, a copy of which is filed as Exhibit 10.25 hereto and is incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the headings “Indenture”, “Supplemental Indenture” and “Amendment to Credit Agreement” are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Indenture” and the information set forth in Item 8.01 of this Current Report on Form 8-K under the heading “Existing Notes Repurchases” is incorporated herein by reference. CONMED placed the Notes in a private placement under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes and shares of Common Stock issuable upon the conversion of the Notes, if any, have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01	Other Events.

Existing Notes Repurchases

In addition, pursuant to separate and individually negotiated private transactions with certain holders of the Existing Notes, CONMED repurchased or exchanged approximately $275 million aggregate principal amount of the Existing Notes for aggregate consideration consisting of approximately $277.5 million in cash, which includes accrued interest, and approximately 0.9 million shares of CONMED’s Common Stock. CONMED expects that certain holders of Existing Notes that sell their Existing Notes to CONMED, or exchange their Existing Notes with CONMED, may have hedged their equity price risk with respect to such Notes and will unwind all or a part of their hedge positions by buying CONMED’s Common Stock and/or entering into or unwinding various derivative transactions with respect to CONMED’s Common Stock. The amount of CONMED’s Common Stock to be purchased by the hedged holders may be substantial in relation to the historic average daily trading volume. The approximately 0.9 million shares of CONMED’s Common Stock were issued in exchange for the Existing Notes in a private placement pursuant to Section 4(a)(2) of the Securities Act.

In addition, CONMED has entered into agreements with the dealers party to certain convertible note hedge transactions related to the Existing Notes (the “Existing Note Hedges”) to terminate a corresponding portion of those Existing Note Hedges. In connection with such terminations, CONMED will receive cash in an amount to be determined in accordance with the termination agreements, which CONMED intends to use for general corporate purposes. CONMED also entered into agreements with those dealer counterparties to unwind certain warrant transactions sold at the time of issuance of the Existing Notes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of June 6, 2022, by and between CONMED Corporation and U.S. Bank Trust Company, National Association, as trustee.

4.2	Supplemental Indenture, dated as of June 6, 2022, to the Indenture, dated January 29, 2019, by and between CONMED Corporation and U.S. Bank Trust Company, National Association, as successor to MUFG Union Bank, N.A. as trustee.

10.1	Base Note Hedge Transaction Confirmation, dated as of June 1, 2022, between CONMED Corporation and Barclays Bank PLC, through its agent Barclays Capital Inc.

10.2	Base Note Hedge Transaction Confirmation, dated as of June 1, 2022, between CONMED Corporation and Bank of America, N.A.

10.3	Base Note Hedge Transaction Confirmation, dated as of June 1, 2022, among CONMED Corporation, Jefferies International Limited and Jefferies LLC, as agent.

10.4	Base Note Hedge Transaction Confirmation, dated as of June 1, 2022, between CONMED Corporation and JPMorgan Chase Bank, National Association.

10.5	Base Note Hedge Transaction Confirmation, dated as of June 1, 2022, between CONMED Corporation and Nomura Global Financial Products Inc., through its agent Nomura Securities International, Inc.

10.6	Base Note Hedge Transaction Confirmation, dated as of June 1, 2022, between CONMED Corporation and Wells Fargo Bank, National Association.

10.7	Base Warrant Transaction Confirmation, dated as of June 1, 2022, between CONMED Corporation and Barclays Bank PLC, through its agent Barclays Capital Inc.

10.8	Base Warrant Transaction Confirmation, dated as of June 1, 2022, between CONMED Corporation and Bank of America, N.A.

10.9	Base Warrant Transaction Confirmation, dated as of June 1, 2022, among CONMED Corporation, Jefferies International Limited and Jefferies LLC, as agent.

10.10	Base Warrant Transaction Confirmation, dated as of June 1, 2022, between CONMED Corporation and JPMorgan Chase Bank, National Association.

10.11	Base Warrant Transaction Confirmation, dated as of June 1, 2022, between CONMED Corporation and Nomura Global Financial Products Inc., through its agent Nomura Securities International, Inc.

10.12	Base Warrant Transaction Confirmation, dated as of June 1, 2022, between CONMED Corporation and Wells Fargo Bank, National Association.

10.13	Additional Note Hedge Transaction Confirmation, dated as of June 2, 2022, between CONMED Corporation and Barclays Bank PLC, through its agent Barclays Capital Inc.

10.14	Additional Note Hedge Transaction Confirmation, dated as of June 2, 2022, between CONMED Corporation and Bank of America, N.A.

10.15	Additional Note Hedge Transaction Confirmation, dated as of June 2, 2022, among CONMED Corporation, Jefferies International Limited and Jefferies LLC, as agent.

10.16	Additional Note Hedge Transaction Confirmation, dated as of June 2, 2022, between CONMED Corporation and JPMorgan Chase Bank, National Association.

10.17	Additional Hedge Transaction Confirmation, dated as of June 1, 2022, between CONMED Corporation and Nomura Global Financial Products Inc., through its agent Nomura Securities International, Inc.

10.18	Additional Note Hedge Transaction Confirmation, dated as of June 2, 2022, between CONMED Corporation and Wells Fargo Bank, National Association.

10.19	Additional Warrant Transaction Confirmation, dated as of June 2, 2022, between CONMED Corporation and Barclays Bank PLC, through its agent Barclays Capital Inc.

10.20	Additional Warrant Transaction Confirmation, dated as of June 2, 2022, between CONMED Corporation and Bank of America, N.A.

10.21	Additional Warrant Transaction Confirmation, dated as of June 2, 2022, among CONMED Corporation, Jefferies International Limited and Jefferies LLC, as agent.

10.22	Additional Warrant Transaction Confirmation, dated as of June 2, 2022, between CONMED Corporation and JPMorgan Chase Bank, National Association.

10.23	Additional Warrant Transaction Confirmation, dated as of June 2, 2022, between CONMED Corporation and Nomura Global Financial Products Inc., through its agent Nomura Securities International, Inc.

10.24	Additional Warrant Transaction Confirmation, dated as of June 2, 2022, between CONMED Corporation and Wells Fargo Bank, National Association.

10.25	First Amendment, dated June 6, 2022, to the Seventh Amended and Restated Credit Agreement, dated as of July 16, 2021, among CONMED Corporation, the foreign subsidiary borrowers from time to time party thereto, the several lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONMED CORPORATION
(Registrant)

By:	/s/ Daniel S. Jonas
Name:	Daniel S. Jonas
Title:	Executive Vice President, General Counsel & Secretary

Date: June 7, 2022